UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2007

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2007, Mr. John Freeland resigned from his position as President, Worldwide Operations of salesforce.com, inc. (the “Company”). Mr. Freeland has accepted a position as chief executive officer of a large privately-held company. Mr. Freeland’s resignation is effective September 28, 2007.

The Company and Mr. John Freeland entered into a Confidential Separation Agreement and General Release of Claims (the “Agreement”) on September 26, 2007. Under the terms of the Agreement, and provided Mr. Freeland does not revoke his acceptance of the terms of the Agreement on or prior to October 3, 2007, Mr. Freeland will resign from the Company effective September 28, 2007 and receive a payment of $67,500, less any monies owed to the Company and less applicable withholdings. In addition, under the Agreement, Mr. Freeland has agreed to a customary release of any claims he has or may have against the Company and its past and present directors, officers and employees, and to customary restrictions on his activities and use of the Company’s proprietary information following his resignation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2007	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel